UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 11, 2014

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Share Repurchase Agreement with ING Group

On November 11, 2014, Voya Financial, Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”) with ING Groep N.V. (“ING Group”), pursuant to which the Company will acquire from ING Group, subject to certain terms and conditions, shares of the Company’s common stock having an aggregate purchase price of $175 million (the “Direct Share Buyback”). Pursuant to the Share Repurchase Agreement, the per share purchase price paid by Voya Financial will be equal to the per share purchase price to be paid by the underwriters in the registered public offering by ING Group of shares of the Company’s common stock (the “Public Offering”) described in a preliminary prospectus supplement filed with the Securities and Exchange Commission and dated November 12, 2014.

The Direct Share Buyback and the entry into the Share Repurchase Agreement were each authorized by a special committee of the Company’s Board of Directors consisting solely of independent and disinterested directors (the “Independent Committee”), which was formed for the sole purpose of considering the Direct Share Buyback. The Independent Committee retained independent financial and legal advisors for purposes of its deliberations.

Pursuant to the Share Repurchase Agreement, the Direct Share Buyback will be subject to a number of conditions, including:

•	The successful completion of the Public Offering; and

•	The receipt by the Company of a fairness opinion, in form satisfactory to the Independent Committee, from Greenhill & Co., LLC, the Independent Committee’s financial advisor.

The Company expects to fund the Direct Share Buyback from existing cash on hand.

The Direct Share Buyback is being made pursuant to the Company’s existing authorization to repurchase shares of its common stock. Following the completion of the Direct Share Buyback, the Company expects that the remaining authorization under the Share Repurchase Program would permit future repurchases by the Company of shares of common stock having an aggregate purchase price of up to approximately $11 million.

The Share Repurchase Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

10.1  Share Repurchase Agreement, dated as of November 11, 2014, between the Company and ING Groep N.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ HARRIS OLINER
Name:	Harris Oliner
Title:	Senior Vice President and Corporate Secretary

Dated: November 12, 2014